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                                  EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Outdoor Systems, Inc. on Form S-8 of our reports dated January 31, 1996, except as to Note 12, the date of which is February 16, 1996, appearing in the Annual Report on Form 10-K of Outdoor Systems, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Phoenix, Arizona

June 5, 1996